Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-183057) on Form S-8, in the Registration Statement (No. 333-63865, as amended), and in Registration Statement (No. 333-270322, as amended) on Form S-8 of First Community Bankshares, Inc. of our report dated February 22, 2023, relating to the consolidated financial statements of First Community Bankshares, Inc. appearing in this Annual Report on Form 10-K of First Community Bankshares, Inc

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 8, 2024